As filed with the Securities and Exchange Commission on January 16, 2009

Registration Statement No. 333 - _________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
  WASHINGTON, D.C. 20549

  FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

WINDSOR RESOURCE CORP.
(Exact name of registrant as specified in its charter)

Delaware	6770	26-2808844
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Windsor Resource Corp. 2202 N. West Shore Blvd., Suite 200 Tampa, FL 33607 (702) 448-7113	Mark Rentschler Windsor Resource Corp. 2202 N. West Shore Blvd., Suite 200 Tampa, FL 33607 (702) 448-7113
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of communications to:
Amy M. Trombly, Esq.
1320 Centre Street, Suite 202
Newton, MA 02459
Phone (617) 243-0060
Fax (617) 243-0066

Approximate date of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, par value $0.000001, to be sold by existing stockholders	2,141,000	$0.016	$34,256	$1.35

(1)    Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this registration statement shall be deemed to cover additional securities that may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)    The price of $0.016 per share, which was the average of the high and low prices of the Registrant's common stock, as reported on the Pink Sheets on August 27, 2008, which as of January 15, 2009 is the last day the Registrant’s common stock was traded, is set forth solely for purposes of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any state where the offer or sale is not permitted.

PROSPECTUS

WINDSOR RESOURCE CORP.
OFFERING UP TO 2,141,000 COMMON SHARES

This prospectus relates to the sale of up to 2,141,000 shares of our common stock by selling stockholders.  As of January 16, 2009, 2,148,358 shares of common stock are issued and outstanding. All costs associated with this registration will be borne by us.

Our common stock is currently quoted on the National Quotation Bureau Inc.'s "Pink Sheets" under the symbol "WNDS.PK."
____________________

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE
SECURITIES ONLY IF YOU CAN AFFORD A COMPLETE LOSS.

SEE "RISK FACTORS" BEGINNING ON PAGE 7.
____________________

You should rely only on the information provided in this prospectus or any supplement to this prospectus and information incorporated by reference. We have not authorized anyone else to provide you with different information. Neither the delivery of this prospectus nor any distribution of the shares of common stock pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Subject to completion, the date of this prospectus is January 16, 2009.

PROSPECTUS SUMMARY

WINDSOR RESOURCE CORP.

The following information is a summary of the prospectus and it does not contain all of the information you should consider before making an investment decision. You should read the entire prospectus carefully, including the financial statements and the notes relating to the financial statements.

ABOUT US

We incorporated on September 12, 1996 under the name Minex Minerals, Inc. under the laws of the State of Florida.  On February 3, 1999, we changed our name to Redmond Capital Corp.  On January 7, 2008, we reincorporated in the State of Delaware and changed our name to Windsor Resource Corp.  Our principal executive offices are located at 2202 N. West Shore Blvd., Suite 200, Tampa, FL 33607. Our telephone number is (702) 448-7113.

Since October 2004, we have not engaged in any business operations, and have not filed any quarterly or annual financial reports with the Securities and Exchange Commission.  We are a shell company that has no operations and no assets. At this time, our primary business objective is to seek, investigate and, if such investigation warrants, acquire an interest in business opportunities presented by persons or firms who or which desire to seek the perceived advantages of an Exchange Act registered corporation.  We have not identified or selected any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction.

THE OFFERING

The shares being sold in this prospectus are held by our stockholders.  We issued shares to one stockholder via a private placement in exchange for an investment in our Company and we issued shares to one stockholder in lieu of repayment of certain debt incurred by that stockholder in 2007 on behalf of our Company.

SECURITIES BEING OFFERED

Up to 2,141,000 shares of common stock, par value $0.000001 per share.

USE OF PROCEEDS

We will not receive any proceeds from the sale by selling stockholders of our common stock.

OUR COMMON STOCK

Our common stock is currently quoted on the National Quotation Bureau, Inc.'s "Pink Sheets" under the symbol "WNDS.PK."  There is virtually no trading volume in our stock and we expect extremely limited liquidity in our common stock for the foreseeable future unless and until we are able to implement our business plan.  We intend to list our shares on the Over-the-Counter Bulletin Board, or OTCBB, but our stock has not been approved for trading on the OTCBB as of the date of this prospectus.  We cannot predict if an active market will develop for our common stock.  Additionally, we cannot determine or predict the price at which our common stock will trade.

SUMMARY FINANCIAL INFORMATION

The following table sets forth summary financial data derived from our financial statements. The data should be read in conjunction with the financial statements, related notes and other financial information included in this prospectus.

WINDSOR RESOURCE CORP.
SUMMARY FINANCIAL DATA

Years Ended December 31, 2007 and 2006
	December 31, 2007	December 31, 2006	Increase (Decrease)	Percentage Increase (Decrease)

Revenues	$0	$0	$0	0%
Cost of sales	0	0	0	0%
Gross profit	0	0	0	0%
Operating expenses	70,388	0	70,388	100%
Other income (expenses)	0	0	0	0%
Income taxes	0	0	0	0%
Net loss	(70,388)	0	(70,388)	(100)%
Foreign currency translation adjustment	0	0	0	0%
Comprehensive loss	(70,388)	0	(70,388)	(100)%

Loss per common share
- Basic	$0	$0
- Fully diluted	$0	$0

Weighted average common share outstanding
- Basic	77,641,499	77,641,499
- Fully diluted	77,641,499	77,641,499

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following risk factors and other information included in this prospectus. If any of the following risks actually occur, our business, financial condition or results of operations could be materially and adversely affected and you may lose some or all of your investment.

Risks Related to our Business

Current economic conditions could have a materially adverse affect on our business plan.

Our future business plans are dependent, in large part, on the overall state of the economy. Any adverse changes in economic conditions may adversely affect our plan of operation. Our operations and performance also depend to some degree on economic conditions and their impact on levels of consumer spending, which have recently deteriorated significantly in many countries and regions, including the regions in which we may operate, and may remain depressed for the foreseeable future. For example, some of the factors that could influence the levels of consumer spending include increases in fuel and other energy costs, conditions in the residential real estate and mortgage markets, labor and healthcare costs, access to credit, consumer confidence and other macroeconomic factors affecting consumer spending behavior. These and other economic factors could have a material adverse effect on our ability to successfully consummate a business combination as well as our financial condition and operating results.

We are a shell company that has not engaged in any business operations since October 2004 and if we do not find a source of revenues, our financial performance will be adversely affected.

Our lack of business operations means we do not have a revenue stream and therefore have limited financial resources.  This means we will incur a net operating loss that will increase continuously until we are able to consummate a business combination with a profitable business opportunity. However, we may not identify such a business opportunity and/or successfully consummate a business combination.  If we do not find a way to generate revenues, our losses will continue which will adversely affect our financial performance.

Our proposed business plan is highly speculative and it may fail in which case you may lose your entire investment.

The success of our proposed business plan will depend to a great extent on the operations, financial condition and management of the identified business opportunity that we acquire, if we are able to acquire a business or business opportunity. The time and costs required to pursue new business opportunities, which includes negotiating and documenting relevant agreements and preparing requisite documents for filing pursuant to applicable securities laws, cannot be ascertained with any degree of certainty. While we intend to seek business combinations with entities having established operating histories, we may not be successful in identifying candidates meeting such criteria. In the event that we complete a business combination, the success of our operations may depend upon management of the successor firm or venture partner firm and numerous other factors beyond our control.

We have limited resources and no present source of revenues and if we do not acquire a business or business opportunity, our business could fail and you may lose your entire investment.

At present, our business activities are limited to seeking potential business opportunities. Due to our limited financial and personnel resources, we have only a limited basis upon which to evaluate our prospects for achieving our intended business objectives. We have no operating income, revenues or cash flow from operations. Our management is providing us with funding, on an as needed basis, necessary for us to continue our corporate existence and our business objective to seek new business opportunities, as well as funding the costs, including professional accounting fees and legal fees for complying with the filing requirements under the Securities Exchange Act of 1934, also referred to as the Exchange Act.  We have no written agreement with our management to provide any interim financing for any period. In addition, we will not generate any revenues unless and until we enter into a new business, which we may not. As of September 30, 2008, we had cash of $10,935. If we do not meet our business objectives, our business could fail and you may lose your entire investment.

We need additional working capital and without adequate capital, we will not be able to fulfill our business plan.

We have no revenues and depend upon the willingness of management to fund the costs associated with reporting obligations under the Exchange Act and other administrative and legal costs associated with our corporate existence. As of December 31, 2007, we have incurred $70,388 for operating expenses, including accounting fees, reinstatement fees and other professional fees. We may not generate any revenues unless and until the commencement of new business operations. We believe that our management will continue to provide sufficient funds to pay accounting and professional fees and other expenses to fulfill our reporting obligations under the Exchange Act until we commence business operations. In the event that our available funds from our management and affiliates prove to be insufficient, we will be required to seek additional financing. Our failure to secure additional financing could have a material adverse affect on our ability to pay the accounting and other fees in order to continue to fulfill our reporting obligations and pursue our business plan. We do not have any arrangements with any bank or financial institution to secure additional financing and we may not find any such arrangement on terms acceptable and in our best interests. We do not have any written agreement with our affiliates to provide funds for our operating expenses.

We face intense competition for business opportunities and combinations and if we cannot identify an opportunity, you may lose your entire investment.

A large number of established and well-financed entities, including venture capital firms, are active in mergers and acquisitions of companies that may be our desirable target candidates. Nearly all such entities have significantly greater financial resources, technical expertise and managerial capabilities than we currently have and, consequently, we will likely be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. Moreover, we will also have to compete in seeking merger or acquisition candidates with numerous other small public companies that have resources similar to or better than our own.  As a result, if we cannot identify or consummate a business, we will not generate revenues to cover our expenses and our business may fail and you may lose your entire investment.

Our limited financial resources could limit our ability to participate in more than one potential business venture and if we cannot offset potential losses from one venture against another, and our acquired business fails, you may lose your entire investment.

We have only limited resources and have no operating income, revenues or cash flow from operations. Our management is providing us with funding, on an as needed basis, necessary for us to continue our corporate existence. Due to our limited financial resources, we anticipate that we may be able to participate in only one potential business venture in the foreseeable future.  This lack of diversification should be considered a substantial risk to our stockholders because we will not be able to offset potential losses from one venture against gains from another.  Consequently, if we consummate an acquisition and our acquired business fails, you may lose your entire investment.

As a shell company, we face substantial additional adverse business and legal consequences which could adversely affect a potential business combination.

We may enter into a business combination with an entity that desires to establish a public trading market for its shares. A business opportunity may attempt to avoid what it deems to be adverse consequences of undertaking its own public offering by seeking a business combination with us. Such consequences may include, but are not limited to, time delays of the registration process and significant expenses to be incurred in such an offering. On June 29, 2005, the Securities and Exchange Commission adopted final rules amending the Form S-8 and the Form 8-K for shell companies.  These rules, in part, expanded the definition of a shell company.  These amendments prohibited the use of a Form S-8, a form used by a corporation to register securities issued to an employee, director, officer, consultant or advisor, under certain circumstances, and revised the Form 8-K to require a shell company to include current Form 10 information, including audited financial statements, in the Form 8-K that the shell company files to report a business combination transaction.  Any potential business combination transaction may be adversely affected by the lack of an ability to issue securities registered on a Form S-8 registration statement or the target entity's inability to comply with various federal and state laws or their unwillingness to assume the significant costs of compliance.

We currently have no pending agreements for a business combination or other transaction and have not established standards for a business combination.

As of January 15, 2009, we have no arrangement, agreement or understanding with respect to engaging in a merger with, joint venture with, or acquisition of, a private or public entity.  We may not be successful in identifying and evaluating suitable business opportunities or in concluding a business combination. Our management has not yet identified any particular industry or specific business within an industry for evaluation. We may not be able to negotiate a business combination on favorable terms. We have not established a specific length of operating history or a specified level of earnings, assets, net worth or other criteria that we will require a target business opportunity to have achieved prior to considering a potential business opportunity. Accordingly, we may enter into a business combination with a business opportunity having no significant operating history, losses, limited potential or no potential for earnings, limited assets, negative net worth or other negative characteristics.

We depend on the management experience of our sole officer and director and if we were to lose him it would affect our ability to implement our business plan.

We depend upon the continued services of our sole officer and director, Mark Rentschler. To the extent that his services become unavailable, we will be required to retain one or more other qualified personnel and we may not be able to identify or have the resources to retain such personnel.  Additionally, Mr. Rentschler controls 99% voting control in our Company and it is unlikely other qualified personnel would participate in management without a similar controlling stake which Mr. Rentschler may not agree to transfer or sell.   If Mr. Rentschler were to stop providing services to our Company or funding our operations, we would likely not find another person or entity to replace Mr. Rentschler in a timely manner, if at all.   If Mr. Rentschler were to leave our Company prior to our Company consummating an acquisition that anticipated a change in management, it is likely our business would fail and you would lose your investment.

Our sole officer and director works on a part-time basis and a conflict of interest could potentially arise if he were to serve in a similar capacity for another company and, as a result, our goal to identify and complete a merger may be delayed .

Our sole officer and director is not required to commit his full time to our affairs and is not precluded from serving as an officer or director of any other entity engaged in similar business activities. Mr. Rentschler is also an officer and director of the following companies:
  Andorra Capital Corp.;
  Avenue Exchange Corp.;
  Darwin Resources Corp.;
  Frontier Resource Corp.;
  Macau Capital Investments, Inc.; and
  Scandia Inc.
Mr. Rentschler has not identified and is not currently negotiating a new business opportunity for us. He is associated or affiliated with entities engaged in business activities similar to those which we intend to conduct. Consequently, he may have conflicts of interest in determining to which entity a particular business opportunity should be presented. In the event that a conflict of interest shall arise, he will consider factors such as reporting status, availability of audited financial statements, current capitalization and the laws of the appropriate jurisdictions. However, he will act in what he believes will be in the best interests of our stockholders and our Company.  However, due to such conflicts of interest, we may experience a delay in pursuing our business plan.  If our business plan is delayed our stock price will likely remain at very low prices and you may lose all or part of your investment.

It is likely that our sole officer and director will relinquish his control of our Company once a target business opportunity is acquired.

Upon the consummation of a transaction, it is probable that our present management and stockholders will no longer be in control of our Company. In addition, our director may, as part of the terms of the acquisition transaction, resign and be replaced by new directors without a vote of our stockholders or may sell his stock entirely.

Risks Related to our Stock

There is no market for our common stock and therefore, you may find it extremely difficult or impossible to sell your stock.

Our common stock is currently quoted on the Pink Sheets, but only trades sporadically, which means that you may find it difficult to sell your stock at a time you deem best to sell.  Our stock is illiquid and the quoted price may not reflect what you can sell your stock for.  Because of this, it is difficult to determine how much our stock is worth. This makes an investment in our stock very speculative.   In addition, even if a market does develop for our securities, it is likely that it will continue to be illiquid and sporadic.  You may find it very difficult to sell your stock for the foreseeable future.

A trading market may not develop for our common stock and you may find it difficult or impossible to sell your shares for the foreseeable future.

As of January 15, 2009, we had 70 stockholders.  This number of stockholders will not be sufficient to build an active trading market and we may not sufficiently expand our number of stockholders for the foreseeable future.  We intend to list our shares on the Over-the-Counter Bulletin Board but we may not be successful in making that listing. If a trading market does not develop for our common stock, you may find it difficult or impossible to sell your shares.

“Penny Stock” rules may make buying or selling our securities difficult, which may make our stock less liquid and make it harder for investors to buy and sell our shares.

Trading in our securities is subject to the SEC's "penny stock" rules and it is anticipated that trading in our securities will continue to be subject to the penny stock rules for the foreseeable future.  The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser's written agreement to execute the transaction.  Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market.  The additional burdens imposed upon broker-dealers by these requirements may discourage broker-dealers from recommending transactions in our securities, which could severely limit the liquidity of our securities and consequently adversely affect the market price for our securities. So long as our common stock is subject to the penny stock rules, it may be more difficult to sell our common stock.

Our sole officer and director possesses significant control over our operations, and the value of our securities will be subject to business decisions made solely based on his broad discretion.

Our sole officer and director possesses voting control of our Company in addition to controlling the Board of Directors.  Therefore, he will determine without your vote or input, the future direction of our Company.  Any person who invests in our securities will do so without an opportunity to evaluate the specific merits or risks of any potential new prospective business in which we may engage. As a result, investors will be entirely dependent on the broad discretion and judgment of our sole officer and director in connection with the selection of a prospective business.

Investors may have the value of their shares diluted if we choose to issue additional securities at a later date.

Our Certificate of Incorporation, as amended, authorizes the issuance of 500,000,000 shares of common stock, par value $0.000001 per share, and 10,000,000 shares of preferred stock, par value $0.000001 per share.  As of January 15, 2009, we have 2,148,358 shares of common stock and 2,000,000 shares of Series A Preferred Stock issued and outstanding. We expect to issue additional shares in connection with our pursuit of new business opportunities and new business operations. To the extent that additional shares of common stock are issued, our stockholders would experience dilution of their respective ownership interests. If we issue shares of common stock in connection with our intent to pursue new business opportunities, we may experience a change in control. The issuance of additional shares of our common stock may adversely affect the market price of our common stock, in the event that an active trading market commences.

As a result of being a public company, we will incur increased costs that will adversely affect our liquidity and increase the risk that we will become insolvent.

As a public company, we will incur significant legal, accounting, and other expenses. We also anticipate that we will incur costs associated with requirements under the Sarbanes-Oxley Act of 2002, as well as new rules implemented by the Securities and Exchange Commission. We expect these rules and regulations to increase our legal and financial compliance costs and to make some activities more time-consuming and costly. We are currently evaluating and monitoring developments with respect to these new rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs. The costs that we will incur as a result of being a public company will adversely affect our already limited liquidity, making it difficult for us to proceed with our business development plans and increasing the risk that we will become insolvent. We may never become profitable. You may lose your entire investment.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties.  You should not place undue reliance on these forward-looking statements.  Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons, including the risks described in this prospectus. Although we believe the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made.  We do not intend to update any of the forward-looking statements after the date of this prospectus to conform these statements to actual results or to changes in our expectations, except as required by law.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by certain selling stockholders.  We will not receive proceeds from the sale of shares of common stock in this offering.

DETERMINATION OF OFFERING PRICE

The shares of common stock are being offered for sale by the selling stockholders at prices established in any trading market or exchange where our shares are listed or in negotiated transactions during the term of this offering. These prices will fluctuate based on the demand for the shares. Future sales of the registered shares owned by the selling stockholders either through private transactions or a future listing will be determined by market forces and the independent decisions of the selling stockholders.

DILUTION

The common stock to be sold by the selling stockholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing stockholders.

SELLING SECURITY HOLDERS

Based upon information available to us as of January 15, 2009, the following table sets forth the names of the selling stockholders, the number of shares owned, the number of shares registered by this prospectus and the number and percent of outstanding shares that the selling stockholders will own after the sale of the registered shares, assuming all of the shares are sold. The information provided in the table and discussions below have been obtained from the selling stockholders. The selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the date on which they provided the information regarding the shares beneficially owned, all or a portion of the shares of common stock beneficially owned in transactions exempt from the registration requirements of the Securities Act of 1933. As used in this prospectus, "selling stockholder" includes donees, pledgees, transferees or other successors-in-interest selling shares received from the named selling stockholder as a gift, pledge, distribution or other non-sale related transfer.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934. Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to the shares, subject to community property laws where applicable.

Name of Selling Security Holder	Ownership Before Offering	Number of Shares Offered	Number of Shares Owned After Offering (1)	Percentage Owned After Offering (2)
Double Bay Funding, Inc.	2,000,000 (3)	2,000,000	0	0%
Williams Capital Corp.	20,141,000 (4)	141,000	20,000,000	90.3%

(1)    These numbers assume the selling stockholders sell all the shares being registered in this prospectus prior to the completion of the offering.

(2)    Based on 2,148,358 shares outstanding as of January 15, 2009.

(3)    Includes 2,000,000 shares of common stock.  Damian Guthrie, as principal of Double Bay Funding, Inc., has voting and dispositive control over the shares.

(4)    Includes 141,000 shares of common stock and 2,000,000 shares of Series A Preferred Stock which are convertible into 20,000,000 shares of common stock.   Mark Rentschler, as managing director of Williams Capital Corp., has voting and dispositive control over the securities.  On June 19, 2007, Mr. Rentschler contributed $32,000 as paid in capital to our Company, which, at the time operated as Redmond Capital Corp., a Florida corporation.  On August 29, 2007, in consideration for the capital contribution by Mr. Rentschler, we agreed to issue Williams Capital Corp. 282,000,000 shares of our common stock and 2,000,000 shares of our Series B Preferred Stock.  On January 7, 2008, we effected a re-domicile to Delaware and changed our name to Windsor Resource Corp.  The common shares Mr. Rentschler owned in the Florida corporation were exchanged on a 1 for 1 basis into common shares of Windsor Resource Corp. and the 2,000,000 shares of Series B Preferred Stock he held in the Florida corporation were exchanged for 2,000,000 shares of our Series A Preferred Stock. On August 28, 2008 we effected a 1 for 2,000 reverse split of our common stock.  Mr. Rentschler is our Chief Executive Officer and sole member of our board of directors.

PLAN OF DISTRIBUTION

The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The selling stockholders may sell the shares from time to time:

  in transactions on the Pink Sheets, the Over-the-Counter Bulletin Board or on any national securities exchange or U.S. inter-dealer system of a registered national securities association on which our common stock may be listed or quoted at the time of sale;
  in private transactions and transactions other than on these exchanges or systems or in the over-the-counter market;
  at prices related to such prevailing market prices;
  in negotiated transactions;
  in a combination of such methods of sale; or
  any other method permitted by law.
The selling stockholders may effect such transactions by offering and selling the shares directly to or through securities broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of the shares for whom such broker-dealers may act as agent or to whom the selling stockholders may sell as principal, or both, which compensation as to a particular broker-dealer might be in excess of customary commissions.

On or prior to the effectiveness of the registration statement to which this prospectus is a part, we will advise the selling stockholders that they and any securities broker-dealers or others who may be deemed to be statutory underwriters will be governed by the prospectus delivery requirements under the Securities Act. Under applicable rules and regulations under the Securities Exchange Act, any person engaged in a distribution of any of the shares may not simultaneously engage in market activities with respect to the common stock for the applicable period under Regulation M prior to the commencement of such distribution. In addition, and without limiting the foregoing, the selling stockholders will be governed by the applicable provisions of the Securities Exchange Act, and the rules and regulations thereunder, including without limitation Rule 10b-5 and Regulation M, which provisions may limit the timing of purchases and sales of any of the shares by the selling stockholders. All of the foregoing may affect the marketability of our securities.

On or prior to the effectiveness of the registration statement to which this prospectus is a part, we will advise the selling stockholders that the anti-manipulation rules under the Securities Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and any of their affiliates. We have informed the selling stockholders that they may not:
  engage in any stabilization activity in connection with any of the shares;
  bid for or purchase any of the shares or any rights to acquire the shares;
  attempt to induce any person to purchase any of the shares or rights to acquire the shares other than as permitted under the Securities Exchange Act; or
  effect any sale or distribution of the shares until after the prospectus shall have been appropriately amended or supplemented, if required, to describe the terms of the sale or distribution.
We have informed the selling stockholders that they must effect all sales of shares in broker's transactions, through broker-dealers acting as agents, in transactions directly with market makers, or in privately negotiated transactions where no broker or other third party, other than the purchaser, is involved. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act. Any commissions paid or any discounts or concessions allowed to any broker-dealers, and any profits received on the resale of shares, may be deemed to be underwriting discounts and commissions under the Securities Act if the broker-dealers purchase shares as principal. In the absence of the registration statement to which this prospectus is a part, certain of the selling stockholders would be able to sell their shares only pursuant to the limitations of Rule 144 promulgated under the Securities Act.

DESCRIPTION OF SECURITIES BEING REGISTERED

Our Certificate of Incorporation, as amended, authorizes us to issue 500,000,000 shares of common stock, par value $0.000001 per share, and 10,000,000 shares of preferred stock, par value $0.000001 per share.   As of January 15, 2009, we have 2,148,358 shares of common stock issued and outstanding. We currently have one series of preferred stock designated Series A Convertible Preferred Stock.  As of January 15, 2009, we have 2,000,000 shares of Series A Preferred Stock issued and outstanding.  Each share of Series A Preferred Stock is convertible, at the option of the holder, into 10 shares of our common stock.  We are registering 2,141,000 shares of our common stock in this registration statement.

The holders of outstanding shares of common stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends at such times and in such amounts as the board from time to time may determine. Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders.  There is no cumulative voting for the election of directors then standing for election.  The common stock is not entitled to pre-emptive rights and is not subject to conversion or redemption.  Upon liquidation, dissolution or winding up of our Company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the common stock after payment of liquidation preferences, if any, on any outstanding payment or other claims of creditors.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had or is to receive in connection with this offering a substantial interest, direct or indirect, in our Company, nor was any such person connected with our Company as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

INFORMATION ABOUT THE COMPANY

DESCRIPTION OF BUSINESS

Overview

We incorporated on September 12, 1996 under the name "Minex Minerals, Inc." in the State of Florida. On February 3, 1999, we changed our name to Redmond Capital Corp.  On January 7, 2008, we re-incorporated in the State of Delaware and changed our name to Windsor Resource Corp.

Our current activities are related to seeking out new business opportunities. We intend to use our limited personnel and financial resources in connection with such activities. It may be expected that pursuing a new business opportunity will involve the issuance of restricted shares of common stock. At December 31, 2007, we had no cash or other assets. At December 31, 2007, we had current liabilities of $38,388.

Receivership and Reorganization

On June 14, 2007, the Circuit Court of the Eleventh Judicial Circuit in and for Miami-Dade County, Florida entered an Order granting the receivership of our Company, at the time operating as Redmond Capital Corp., to Brian Goldenberg.  In accordance with the Order, Mr. Goldenberg appointed Mark Rentschler as sole interim director and President on June 19, 2007.  On August 28, 2007, the Circuit Court confirmed Mr. Goldenberg’s actions to secure all assets and records of our Company and to appoint new members to the board of directors.

On June 19, 2007, Mark Rentschler contributed $32,000 as paid in capital to our Company. We have used these funds to pay the costs and expenses necessary to revive our business operations. Such expenses primarily include fees to reinstate our corporate charter with the State of Florida, payment of all past due franchise taxes, settling all past due accounts with our transfer agent, accounting and legal fees and costs associated with making our filings with the Securities and Exchange Commission current.

On August 29, 2007, in consideration for the capital contribution by Mark Rentschler, we agreed to issue Williams Capital Corp., a business consulting firm for which Mr. Rentschler is the managing director, 282,000,000 shares of our common stock and 2,000,000 shares of our Series B Preferred Stock. The preferred stock carried voting rights that effectively made Mr. Rentschler the holder of approximately 99% of the voting rights in our outstanding common and preferred stock.  The voting rights also provided that in no event will the preferred stock voting rights consist of less than 51% of the total voting rights in our outstanding common and preferred stock. Accordingly, Williams Capital is an affiliated entity.

On January 7, 2008, Windsor Resource Corp. was incorporated in Delaware for the purpose of merging with our Company, Redmond Capital Corp., a Florida corporation, to effect a re-domicile to Delaware.  The Delaware Corporation is authorized to issue 500,000,000 shares of $0.000001 par value common stock and 10,000,000 shares of $0.000001 par value preferred stock of which, 5,000,000 shares were designated as Series A Preferred Stock. On January 7, 2008, the Florida corporation and the Delaware corporation signed and filed Articles of Merger, with the respective states, pursuant to which the Delaware corporation was the surviving entity.  The stockholders of the Florida corporation received 1 share of new common stock of Windsor Resource Corp. for every 1 share of the Florida corporation's common stock and 1 share of Windsor Resource Corp.'s Series A Preferred Stock for every 1 share of the Florida corporation's Series B Preferred Stock they owned. On August 28, 2008, we effected a 1 for 2,000 reverse split of our common stock.

Our Business Plan

We are a shell company that has no operations and no assets. Our business plan is to seek, investigate and, if such investigation warrants, acquire an interest in business opportunities presented to us by persons or firms who or which desire to seek the perceived advantages of a publicly registered company. We do not intend to restrict our search to any specific business, industry, or geographical location and we may participate in a business venture of virtually any kind or nature.

We believe that we will be able to offer owners of acquisition candidates the opportunity to acquire a controlling ownership interest in a publicly registered company without incurring the cost and time required to conduct an initial public offering. The owners of the business opportunities will, however, incur significant legal and accounting costs in connection with the acquisition of a business opportunity, including the costs of preparing Forms 8-K, 10-Q and 10-K, agreements and related reports and documents. The Exchange Act specifically requires that any merger or acquisition candidate comply with all applicable reporting requirements, which includes providing audited financial statements to be included within the filings necessary to comply with the Exchange Act.

The analysis of new business opportunities will be undertaken by, or under the supervision of, our sole officer and director with such outside assistance as he may deem appropriate. He intends to concentrate on identifying preliminary prospective business opportunities, which may be brought to his attention through his present associations. In analyzing prospective business opportunities, he will consider:
  available technical, financial and managerial resources;
  working capital and other financial requirements;
  history of operations, if any, and prospects for the future;
  the nature of present and expected competition;
  the quality and experience of management services which may be available;

  the potential for further research, development, or exploration;
  specific risk factors not now foreseeable but which may impact our proposed activities;
  the potential for growth or expansion;
  the potential for profit;
  the perceived public recognition of acceptance of products, services, or trades;
  brand identification; and
  other relevant factors.
To the extent possible, we expect to meet personally with management and key personnel of the business opportunity as part of the investigation and also intend to utilize written reports and investigation to evaluate the above factors. We do not intend to acquire or merge with any company for which audited financial statements are not available.  The foregoing criteria are not intended to be exhaustive and there may be other criteria that we may deem relevant.

To date, we have not selected any target business for a business combination.  Moreover, neither we nor any of our affiliates, agents or representatives has had any contact or discussions, directly or indirectly, with representatives of any other company regarding a potential business combination with such company nor have we nor any of our affiliates, agents or representatives, been approached, directly or indirectly, by any potential candidates (or representatives of potential candidates) with regards to such a transaction or by any unaffiliated party with regards to a potential candidate or a potential transaction with such a candidate.  Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable candidate for a proposed business combination with us.

Competition

A large number of established and well-financed entities, including venture capital firms, are active in mergers and acquisitions of companies that may be our desirable target candidates. Nearly all such entities have significantly greater financial resources, technical expertise and managerial capabilities than we currently have and, consequently, we will likely be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. Moreover, we will also have to compete in seeking merger or acquisition candidates with numerous other small public companies that have resources similar to or better than our own.  As a result, if we cannot identify or consummate a business combination, we will not generate revenues to cover our expenses and our business may fail and you may lose your entire investment.

Employees

As of January 15, 2009, we had one part-time officer and director.

Reports to Securities Holders

We filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act of 1933 for the shares of common stock in the offering, of which this prospectus is a part. This prospectus does not contain all of the information in the registration statement and the exhibits and schedules that were filed with the registration statement.  For further information we refer you to the registration statement and the exhibits and schedules that were filed with the registration statement.

A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 100 F Street, N.E., Washington, DC 20549, and copies of all or any part of the registration statement may be obtained from the Securities and Exchange Commission upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330.

The Securities and Exchange Commission maintains a web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

For so long as we are a reporting company, we will be required to file annual reports with the SEC containing audited financial statements. However, unless we register our common stock under Section 12(g) of the Exchange Act, we will not be required to deliver an annual report containing audited financial statements to security holders. We currently have no plans to register our common stock under Section 12(g) of the Exchange Act. If we are not required to deliver an annual report to security holders, we do not intend to voluntarily deliver annual reports to security holders containing audited financial statements.

DESCRIPTION OF PROPERTY

Our business operations are conducted from office space we share with our sole officer and director at 2202 N. West Shore Blvd., Suite 200, Tampa, FL 33607. We do not have a lease and we pay no rent for the leased space. We do not own any other properties nor do we lease any other properties. We do not believe that we will need to maintain an office at any time in the foreseeable future in order to carry out our plan of operations as described herein.

LEGAL PROCEEDINGS

On June 14, 2007, the Circuit Court of the Eleventh Judicial Circuit in and for Miami-Dade County, Florida entered an Order granting the receivership of our Company to Brian Goldenberg.  The purpose for the receivership was to determine if we could be successfully reactivated and operated in a productive manner.  Pursuant to Section 607.1432 of the Florida Statutes, alternative remedies to dissolution and liquidation would determine whether our Company could be saved. In accordance with the Order, Mr. Goldenberg appointed Mark Rentschler as sole interim director and president on June 19, 2007.  On August 28, 2007 the Court approved an Order granting the reactivation and release of our Company from receivership.

We may be involved from time to time in ordinary litigation, negotiation and settlement matters that will not have a material effect on our operations or finances. We are currently not aware of any pending or threatened litigation against us or our officer and director in his capacity as such that could have a material impact on our operations or finances.

MARKET PRICE OF AND DIVIDENDS ON THE COMPANY’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock has been quoted on the National Quotation Bureau Inc.'s "Pink Sheets" since March 16, 1999 and currently trades under the symbol "WNDS.PK." Such trading of our common stock is limited and sporadic.  The last trade on August 27, 2008, prior to our 1 for 2,000 reverse split, was at a price of $26 and as of January 15, 2009, there has been no other trading activity.  Amounts in the table below have been adjusted to reflect a 1 for 2,000 reverse stock split that was effective August 28, 2008.

The table below sets forth the high and low bid quotations for our common stock for each quarter of the last two fiscal years as quoted on the National Quotation Bureau’s “Pink Sheets.” The quotations below reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions:

PERIOD	HIGH	LOW

Quarter ended December 31, 2008*	$-	$-
Quarter ended September 30, 2008	$0.018	$0.013
Quarter ended June 30, 2008	$0.02	$0.01
Quarter ended March 31, 2008	$0.05	$0.008

Quarter ended December 31, 2007	$0.019	$0.008
Quarter ended September 30, 2007	$0.04	$0.0025
Quarter ended June 30, 2007	$0.0025	$0.0025
Quarter ended March 31, 2007	$0.0025	$0.0025

*  No trades occurred during this period.

As of January 15, 2009, we have 2,148,358 shares of common stock and 2,000,000 shares of Series A Preferred Stock issued and outstanding.   There is no trading market for our Series A Preferred Stock.  We cannot guarantee that a liquid trading market will ever develop for our common stock or, if a liquid market does develop, that it will continue.

Holders

As of January 15, 2009, we had approximately 70 holders of record of our common equity.

Dividends

To date we have not paid any dividends on our common stock and do not expect to declare or pay any dividends on our common stock in the foreseeable future. Payment of any dividends will depend upon our future earnings, if any, our financial condition, and other factors as deemed relevant by the board of directors.

Securities Authorized for Issuance Under Equity Compensation Plans

None.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of Windsor Resource Corp.

We have audited the accompanying balance sheets of Windsor Resource Corp. (a development stage company) (the “Company”) as of December 31, 2007 and 2006, and the related statements of operations, changes in stockholders’ deficit and cash flows for the years ended December 31, 2007 and 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based upon our audits.

We conducted our audits in accordance with the standards of the Public Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Windsor Resource Corp., (a development stage company), as of December 31, 2007 and 2006, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has no present revenue. The Company’s business plan is also dependent upon the amount of additional funds the Company is able to raise in the near future and the time and expenses the Company incurs as it searches for a merger candidate. The Company’s capital resources as of December 31, 2007 are not sufficient to sustain operations or complete its planned activities for the upcoming year unless the Company raises additional funds. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding these matters are described in Note 3 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of the uncertainty.

/s/ J. Crane, CPA P.C.
Cambridge, Massachusetts, U.S.A.
July 2, 2008

WINDSOR RESOURCE CORP.
(FORMERLY KNOWN AS REDMOND CAPITAL CORP.)
(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEETS
AS OF DECEMBER 31, 2007 AND DECEMBER 31, 2006

ASSETS

	2007	2006
Current Assets
Cash	$-	$-

Total Assets	$-	$-

LIABILITIES AND STOCKHOLDERS' DEFICIT

	2007	2006

Current Liabilities
Related Party Payable (Note 4)	$24,766	$-
Accrued Expenses	13,622
Total Liabilities	$38,388	$-

Commitments and Contingencies (Note 6)

Stockholders' Deficit (Note 8, Note 9)
Preferred Stock, Series B - $0.001 par value, 2,000,000 shares authorized, 2,000,000 shares issued and outstanding at December 31, 2007 0 shares issued and outstanding at December 31, 2006	2,000	-
Common Stock, $0.001 par value, 500,000,000 shares authorized, 296,715,472 shares issued and outstanding at December 31, 2007 14,715,472 shares issued and outstanding at December 31, 2006	296,715	14,715
Additional Paid in Capital	(266,715)	3,821,530
Accumulated Deficit *	-	(3,836,245)
Deficit Accumulated During the Development Stage	(70,388)	-
Total Stockholders' Deficit	(38,388)	-
Total Liabilities and Stockholders' Deficit	$-	$-

* Deficit eliminated of $3,836,245 on August 28, 2007.

The accompanying notes are an integral part of these financial statements.

WINDSOR RESOURCE CORP.
(FORMERLY KNOWN AS REDMOND CAPITAL CORP.)
(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS

	Year Ended December 31,		Cumulative Period From August 28, 2007(inception of the development stage) to
	2007	2006	December 31, 2007
Net Sales	$-	$-	$-
Cost of Sales	-	-	-
Gross Profit	-	-	-

Operating Expenses
Board Compensation	8,193	-	8,193
Consulting	12,290	-	12,290
Legal Fees	12,310	-	12,310
Other Operating Expenses	37,595	-	37,595

Total Operating Expenses	70,388	-	70,388

Loss from Operations	(70,388)	-	(70,388)

Net Loss Before Income Taxes	(70,388)	-	(70,388)

Provision for Income Taxes	-	-	-

Net Loss	$(70,388)	$-	$(70,388)
Loss Per Common Share
Basic	$0.00	$0.00
Diluted	$0.00	$0.00
Weighted-Average Shares Used to Compute:
Basic Loss Per Common Share	77,641,499	77,641,499
Diluted Loss Per Common Share	77,641,499	77,641,499

The accompanying notes are an integral part of these financial statements.

WINDSOR RESOURCE CORP.
(FORMERLY KNOWN AS REDMOND CAPITAL CORP.)
 (A DEVELOPMENT STAGE COMPANY)

STATEMENT OF STOCKHOLDERS' DEFICIT
AS OF DECEMBER 31, 2007

	Preferred Stock, Series A		Common Stock
	Shares	Par $.001	Shares	Par $.001	Additional Paid In Capital	Accumulated Other Comprehensive Loss	Deficit Accumulated During the Development Stage	Total

Balance, December 31, 1999	-	-	11,410,512	11,411	2,690,174	(62,122)	(3,025,111)	(385,648)
Issuance of Common Stock for Proposed Acquisition, to be Held in Escrow - February 7, 2000	-	-	4,581,395	4,581	(4,581)	-	-	-
Issuance of Common Stock for Cash	-	-	3,304,960	3,305	434,135	-	-	437,440
Net Loss From Operations	-	-	-	-	-	-	(377,719)	(377,719)
Balance, December 31, 2000	-	-	19,296,867	19,297	3,119,728	(62,122)	(3,402,830)	(325,927)
Loss on Disposal of Assets - Unrecoverable - December 31, 2001	-	-	-	-	-	-	(371,293)	(371,293)
Net Loss From Operations	-	-	-	-	-	-	-	-
Balance, December 31, 2001	-	-	19,296,867	19,297	3,119,728	(62,122)	(3,774,123)	(697,220)
Rescinding of Common Stock Issued for Acquisition - February 12, 2002	-	-	(2,042,045)	(2,042)	2,042	-	-	-
Rescinding of Common Stock Issued for Acquisition - February 26, 2002	-	-	(2,439,300)	(2,440)	2,440	-	-	-
Rescinding of Common Stock Issued for Acquisition - September 29, 2002	-	-	(100,050)	(100)	100	-	-	-
Net Loss From Operations	-	-	-	-	-	-	-	-
Balance, December 31, 2002	-	-	14,715,472	14,715	3,124,310	(62,122)	(3,774,123)	(697,220)
Net Loss From Operations	-	-	-	-	-	-	-	-
Balance, December 31, 2003	-	-	14,715,472	14,715	3,124,310	(62,122)	(3,774,123)	(697,220
Net Loss From Operations	-	-	-	-	-	-	-	-
Balance, December 31, 2004	-	-	14,715,472	14,715	3,124,310	(62,122)	(3,774,123)	(697,220
Net Loss From Operations	-	-	-	-	-	-	-	-
Balance, December 31, 2005	-	-	14,715,472	14,715	3,124,310	(62,122)	(3,774,123)	(697,220
Reclassification of Expired Liabilities to Additional Paid in Capital - December 31, 2005	-	-	-	-	697,220	-	-	697,220
Net Realized Foreign Currency Losses - December 31, 2005	-	-	-	-	-	(62,122)	(62,122)	-
Balance, December 31, 2006	-	-	14,715,472	14,715	3,821,530	-	(3,836,245)
Quasi-Reorganization, Deficit Eliminated to Additional Paid in Capital - August 28, 2007	-	-	-	-	(3,836,245)	-	3,836,245	-
Issuance of Stock for Conversion of Debt - August 28, 2007	2,000,000	2,000	282,000,000	282,000	(252,000)	-	-	32,000
Net Loss From Operations							(70,388)	(70,388)
Balance, December 31, 2007	2,000,000	2,000	296,715,472	296,715	(266,715)	-	(70,388)	(38,388)

The accompanying notes are an integral part of these financial statements.

WINDSOR RESOURCE CORP.
(FORMERLY KNOWN AS REDMOND CAPITAL CORP.)
(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31, 2007	Year Ended December 31, 2006	Cumulative Period From August 28, 2007 (inception of the development stage) to December 31, 2007

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss	$(70,388)	$-	$(70,388)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in assets and liabilities
Accrued expenses	13,622	-	13,622
NET CASH USED IN OPERATING ACTIVITIES	(56,766)	-	(56,766)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from the sale of stock	32,000		32,000
Proceeds from related party payable	24,766	-	24,766
NET CASH PROVIDED BY FINANCING ACTIVITIES	56,766	-	56,766

EFFECT OF EXCHANGE RATE CHANGES ON CASH	-	-	-

DECREASE IN CASH	-	-	-

CASH - BEGINNING OF PERIOD	$-	$-	$-
CASH - END OF PERIOD	$-	$-	$-

Supplemental disclosure:

Cash paid for interest	$-	$-	$-
Cash paid for income taxes	$-	$-	$-

NONCASH INVESTING AND FINANCING ACTIVITIES
Other	$-	$-	$-

The accompanying notes are an integral part of these financial statements.

WINDSOR RESOURCE CORP.
(FORMERLY KNOWN AS REDMOND CAPITAL CORP.)

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – NATURE OF OPERATIONS

HISTORY

Windsor Resource Corp. (the "Company") was originally incorporated on September 12, 1996 under the name "Minex Minerals, Inc." under the laws of the State of Florida, U.S.A. On February 3, 1999, the Company filed Articles of Amendment effecting the change of the Company's name to Redmond Capital Corp.  On January 7, 2008, the Company re-incorporated in the state of Delaware and changed the Company’s name to Windsor Resource Corp.  The Company was formerly quoted on the OTC Bulletin Board under the symbol "REDM." The Company is currently quoted on the National Quotation Bureau Inc.'s "Pink Sheets" under the symbol "WDSR.PK."

On June 14, 2007, the Circuit Court of the Eleventh Judicial Circuit in and for Miami-Dade County, Florida approved an Order granting the receivership of the Company to Brian Goldenberg. The material terms of the transaction confirmed by the Court generally authorize Mr. Goldenberg to appoint new members to the Company’s board of directors and to take any and all actions on behalf of the Company. In accordance with the Order, Mr. Goldenberg appointed Mark Rentschler as sole interim Director and President of the Company on June 19, 2007.

On August 28, 2007, the Circuit Court confirmed Mr. Goldenberg’s actions to secure all assets and records of the Company and to appoint new members to the Company's board of directors.

The actions authorized by the board of directors include:
  To settle the affairs, collect the outstanding debts, sell and convey the property, real and personal
  To demand, sue for, collect, receive and take into his or their possession all the goods and chattels, rights and credits, moneys and effects, lands and tenements, books, papers, choices in action, bills, notes and property, of every description of the corporation
  To institute suits at law or in equity for the recovery of any estate, property, damages or demands existing in favor of the corporation
  Provided that the authority of the receivership is to continue the business of the corporation and not to liquidate its affairs or distribute its assets
  To exercise the rights and authority of a board of directors and officers in accordance with state law, the articles and bylaws
CHANGE IN CONTROL

On June 19, 2007, Mark Rentschler contributed $32,000 as paid in capital to the Company. The Company is to use these funds to pay the costs and expenses necessary to revive the Company’s business operations. Such expenses include, without limitation, fees to reinstate the Company's corporate charter with the State of Florida; payment of all past due franchise taxes; settling all past due accounts with the Company’s transfer agent; accounting and legal fees; and costs associated with bringing the Company current with its filings with the Securities and Exchange Commission.

On August 28, 2007, in consideration for these services and the capital contribution, the Company agreed to issue Williams Capital Corp., ("WCC"), 282,000,000 shares of its common stock and 2,000,000 shares of its Series B Preferred Stock. The preferred stock carried voting rights which effectively made Mark Rentschler, as managing director of WCC, the holder of approximately 99% of the voting rights in the Company's outstanding common and preferred stock.  The voting rights also provided that in no event will the preferred stock voting rights consist of less than 51% of the total voting rights in the Company's outstanding common and preferred stock.

BASIS OF PRESENTATION

On August 28, 2007, a majority of the stockholders of record of the Company approved a plan of quasi-reorganization which called for restatement of accounts to eliminate the accumulated deficit and related capital accounts on the Company's balance sheet.  The quasi-reorganization was effective August 28, 2007.  Since August 28, 2007, the Company has been in the development stage, and has not commenced principal operations.

The Company is a development stage company as described by Statements of the Financial Accounting Standards Board No. 7 (“SFAS 7”). SFAS states that a business is considered to be in the development stage if it is devoting substantially all of its efforts to establishing a new business and either of the following conditions exists:

1.	Planned principal operations have not commenced.
2.	Planned operations have commenced, but there has been no significant revenue there from.

The Company’s management believes the Company is a development stage entity.  The Company intends to merge with another company, however, a candidate has not been identified.  Further, the Company is also exploring various forms of financing and capital structures in order to facilitate a possible merger with a merger candidate. The Company has considered SFAS 7, paragraph 11, footnote 7, and has determined that the Company qualifies as a dormant entity which has been reactivated to undertake development stage operations, and as such, has determined August 28, 2007 to be the inception date of the development stage.

As of December 31, 2007, the Company had a total deficit of $70,388 from operations in pursuit of this objective to merge with another company.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company has a deficit accumulated during the development stage of $70,388 as of December 31, 2007.

The Company is exploring sources to obtain equity or debt financing. The Company intends to participate in one or more as yet unidentified business ventures, which management may select after reviewing the business opportunity for its profit or growth potential.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

General Statement

The SEC has issued Financial Reporting Release No. 60, “Cautionary Advice Regarding Disclosure About Critical Accounting Policies,” (“FRR 60”), suggesting that companies provide additional disclosure and commentary on their most critical accounting policies. In FRR 60, the SEC defined the most critical accounting policies as the ones that are most important to the portrayal of a company's financial condition and operating results, and require management to make its most difficult and subjective judgments, often as a result of the need to make estimates of matters that are inherently uncertain. The methods, estimates and judgments the Company uses in applying these most critical accounting policies have a significant impact on the results the Company reports in its financial statements. The Company believes that the critical accounting policies and procedures listed below, among others, affect its more significant judgments and estimates used in the preparation of the Company's consolidated financial statements.

Cash and Cash Equivalents

For purposes of reporting cash flows, the Company considers all highly liquid debt instruments purchased with maturity of three months or less to be cash equivalents.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Estimates and assumptions are periodically reviewed and the effects of revisions are reflected in the consolidated financial statements in the period in which they are determined to be necessary.

Fair Value of Financial Instruments

Statement of Financial Accounting Standards No. 107, "Disclosures About Fair Value of Financial Instruments," requires disclosure of the fair value of certain financial instruments. The carrying value of cash and cash equivalents, accounts receivable, accounts payable and short-term borrowings, as reflected in the balance sheets, approximate fair value because of the short-term maturity of these instruments.

Concentrations of Credit Risk

Financial instruments and related items, which potentially subject the Company to concentrations of credit risk, consist primarily of cash, cash equivalents and related party receivables. The Company places its cash and temporary cash investments with credit quality institutions. At times, such investments may be in excess of the FDIC insurance limit. The Company periodically reviews its trade receivables in determining its allowance for doubtful accounts.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes. The asset and liability method accounts for deferred income taxes by applying enacted statutory rates in effect for periods in which the difference between the book value and the tax bases of assets and liabilities are scheduled to reverse. The resulting deferred tax asset or liability is adjusted to reflect changes in tax laws or rates. The Company records a valuation allowance for any deferred tax allowance that it believes will not be realized.

Revenue Recognition

Revenues are recognized in the period that services are provided. For revenue from product sales, the Company recognizes revenue in accordance with Staff Accounting Bulletin No. 104, Revenue Recognition ("SAB104"), which supersedes Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements ("SAB101"). SAB 101 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period that the related sales are recorded. The Company defers any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required.

SAB 104 incorporates Emerging Issues Task Force 00-21 ("EITF 00-21"), Multiple-Deliverable Revenue Arrangements. EITF 00-21 addresses accounting for arrangements that may involve the delivery or performance of multiple products, services and/or rights to use assets. The effect of implementing EITF 00-21 on the Company's consolidated financial position and results of operations was not significant.

Related Party Transactions

Related party transactions are fully disclosed within the Company’s financial statements for the years ended December 31, 2007 and 2006.

Net Loss per Common Share

The Company utilizes SFAS No. 128, “Earnings per Share” to calculate earnings/loss per share. Basic earnings/loss per share is computed by dividing the earnings/loss available to common stockholders (as the numerator) by the weighted-average number of common shares outstanding (as the denominator). Diluted earnings/loss per share is computed similar to basic earnings/loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if all potential common stock (including common stock equivalents) had all been issued, and if such additional common shares were dilutive. Under SFAS No. 128, if the additional common shares are dilutive, they are not added to the denominator in the calculation. Where there is a loss, the inclusion of additional common shares is anti-dilutive (since the increased number of shares reduces the per share loss available to common stockholders).

Stock-Based Compensation

In December 2004, FASB issued Statement No. 123(R), Share-Based Payment, which establishes accounting standards for transactions in which an entity receives employee services in exchange for (a) equity instruments of the entity or (b) liabilities that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of equity instruments. Effective July 1, 2005, the Company adopted SFAS 123(R), which requires the Company to recognize the grant-date fair value of stock options and equity based compensation issued to employees in the statement of operations. The statement also requires that such transactions be accounted for by using the fair-value-based method, thereby eliminating use of the intrinsic method of accounting in APB No. 25, Accounting for Stock Issued to Employees, which was permitted under Statement No. 123, as originally issued.

Stock-based compensation for the years ended December 31, 2007 and 2006 was $0 and $0, respectively.

Reclassifications

Certain reclassifications have been made to the 2006 financial statements to conform to classifications used in the 2007 financial statements.

Recently Issued Accounting Pronouncements

In June 2006, the FASB issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes-an interpretation of FASB Statement No. 109 ("FIN 48”), which clarifies the accounting for uncertainty in income tax positions. This Interpretation requires that the Company recognize in the financial statements the impact of a tax position that is more likely than not to be sustained upon examination based on the technical merits of the position. The provisions of FIN 48 were implemented in fiscal year 2007 and did not impact the Company’s financial statements.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS No. 157”). SFAS No. 157 establishes a framework for measuring fair value and expands disclosures about fair value measurements. The changes to current practice resulting from the application of this statement relate to the definition of fair value, the methods used to measure fair value, and the expanded disclosures about fair value measurements. The Company adopted the provisions of SFAS No. 157 at the date of its inception. The adoption of SFAS No. 157 did not have a material impact on the Company’s financial position, results of operations or cash flows, however, this pronouncement may have an effect in the future.

In September 2006, the Securities and Exchange Commission (“SEC”) released Staff Accounting Bulletin No. 108, Considering the Effects of Prior Misstatements in Current Year Financial Statements (”SAB 108”). SAB 108 provides guidance on how the effects of the carry over or reversal of prior year financial statement misstatements should be considered in quantifying a current year misstatement.

Prior practice allowed the evaluation of materiality on the basis of (i) the error quantified as the amount by which the current year income statement was misstated (rollover method) or (ii) the cumulative error quantified as the cumulative amount by which the current year balance sheet was misstated (iron curtain method). Reliance on either method in prior years could have resulted in misstatement of the financial statements. The guidance provided in SAB 108 requires both methods to be used in evaluating materiality. Immaterial prior year errors may be corrected with the filing of prior year financial statements after adoption. The cumulative effect of the correction would be reflected in the opening balance sheet with appropriate disclosure of the cause of the error and that error had been deemed to be immaterial in the past. The adoption of this pronouncement did not have any material effects on the Company’s financial position, results of operation, or cash flows.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities — Including an Amendment of FASB Statement No. 115,” (“SFAS No. 159”), which is effective for fiscal years beginning after November 15, 2007. SFAS No. 159 permits an entity to choose to measure many financial instruments and certain other items at fair value at specified election dates. Subsequent unrealized gains and losses on items for which the fair value option has been elected will be reported in earnings. The adoption of this pronouncement did not have any material effects on the Company’s financial position, results of operation, or cash flows, however, this pronouncement may have an effect in the future.

In June 2007, the EITF reached a consensus on EITF Issue No. 06-11, “Accounting for Income Tax Benefits on Dividends on Share-Based Payment Awards” (“EITF 06-11”). EITF 06-11 addresses share-based payment arrangements with dividend protection features that entitle employees to receive (a) dividends on equity-classified non-vested shares, (b) dividend equivalents on equity-classified non-vested share units, or (c) payments equal to the dividends paid on the underlying shares while an equity-classified share option is outstanding, when those dividends or dividend equivalents are charged to retained earnings under SFAS 123R and result in an income tax deduction for the employer. A realized income tax benefit from dividends or dividend equivalents that are charged to retained earnings are paid to employees for equity-classified non-vested shares, non-vested equity share units, and outstanding equity share options should be recognized as an increase in additional paid-in capital. The amount recognized in additional paid-in capital for the realized income tax benefit from dividends on those awards should be included in the pool of excess tax benefits available to absorb potential future tax deficiencies on share-based payments. The Company does not expect the adoption of this pronouncement to have a material impact on its financial position or results of operations.

NOTE 3 - GOING CONCERN

The Company’s financial statements have been prepared on a going concern basis, which contemplates continuity of operations, realization of assets and liquidation of liabilities in the normal course of business. The Company had cumulative losses of $70,388 as of December 31, 2007. The Company continues to incur expenses as a result of being a public company and also during its search for a merger candidate. The ability of the Company to operate as a going concern depends upon its ability to obtain outside sources of working capital and/or generate positive cash flow from operations. Management is aware of these requirements and is undertaking specific measures to address these liquidity concerns. Specifically, the Company has refocused its efforts on suitable merger candidates. The Company believes its outlook is promising and in particular that internal cashflows will improve and sources of external financing will continue to be available upon demand. Notwithstanding the foregoing, there can be no assurance that the Company will be successful in obtaining such financing, that it will have sufficient funds to execute its business plan or that it will generate positive operating results. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

NOTE 4 - RELATED PARTY PAYABLE

The table below details transactions for the related party payable to the Company's President during the years ended December 31, 2007 and 2006 respectively:

Beginning balance payable, as of December 31, 2005	$-
Expenses paid on behalf of the Company	-
Ending balance payable, as of December 31, 2006	$-

Beginning balance payable, as of December 31, 2006	$-
Accrued board compensation	8,193
Interest accrued on outstanding balance	560
Expenses paid on behalf of the Company	16,013
Ending balance payable, as of December 31, 2007	$24,766

Payment terms are undefined. Interest is accrued at an annualized rate of 10%, calculated on the daily balance outstanding.

NOTE 5 - INCOME TAXES

The FASB has issued Statement of Financial Accounting Standards No. 109 (“SFAS 109”), “Accounting for Income Taxes”, which requires the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred income taxes are recognized for the tax consequences of “temporary differences” by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities.

The Company's net deferred tax asset as of December 31, 2007 and December 31, 2006 consisted of the following:

	December 31, 2007	December 31, 2006
Net operating loss carry forward	$28,000	$-
Valuation allowance	(28,000)	-
Net deferred tax asset	$0	$0

The components of current income tax expense for the years ended December 31, 2007 and 2006, respectively, consisted of the following:

	December 31, 2007	December 31, 2006
Current federal tax expense	$-	$-
Current state tax expense	-	-
Change in NOL benefits	28,000	-
Change in valuation allowance	(28,000)	-
Income tax expense	$-	$-

The following is a reconciliation of the provision for income taxes at the United States federal income tax rate to the income taxes reflected in the Statement of Operations:

	December 31, 2007	December 31, 2006
Tax expense (credit) at statutory rate-federal	(35%)	(35%)
State tax expense net of federal tax	(6%)	(6%)
Changes in valuation allowance	41%	41%
Tax expense at actual rate	0%	0%

NOTE 6 - COMMITMENTS & CONTINGENCIES

As of the date of this report, the Company was not aware of any threatened or pending legal proceedings against it.

NOTE 7 - LOSS PER SHARE

The Company utilizes SFAS No. 128, "Earnings per Share" to calculate gain/loss per share. Basic earnings/loss per share is computed by dividing the earnings/loss available to common stockholders (as the numerator) by the weighted-average number of common shares outstanding (as the denominator). Diluted earnings/loss per share is computed similar to basic earning/loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if all potential common stock (including common stock equivalents) had all been issued, and if such additional common shares were dilutive.

Basic Earning Per Share Computation	December 31, 2007	December 31, 2006

Net (Loss) Income	$(70,388)	$-

(Loss) Income available to common stockholders	$(70,388)	$-

Basic (Loss) Income per common share	$(0.00)	$-
Weighted-average shares used to compute:
Basic (Loss) Income per share	77,641,499	14,715,472

Diluted Earning Per Share Computation	December 31, 2007	December 31, 2006

Net (Loss) Income	$(70,388)	$-

(Loss) Income available to common stockholders	$(70,388)	$-

Diluted (Loss) Income per common share	$(0.00)	$-
Weighted-average shares used to compute:
Diluted (Loss) Income per share	77,641,499	14,715,472

Under SFAS No. 128, where there is a loss, the inclusion of additional common shares is anti-dilutive (since the increased number of shares reduces the per share loss available to common stockholders), and if the additional common shares are anti-dilutive, they are not added to the denominator in the calculation.

 NOTE 8 – STOCKHOLDERS’ DEFICIT

As of December 31, 2007, the Company had 500,000,000 shares of common stock, par value $0.001, and 2,000,000 shares of Series B preferred stock, $0.001 par value, authorized to be issued.

 NOTE 9 - SUBSEQUENT EVENTS

On January 7, 2008, Windsor Resource Corp. was incorporated in Delaware for the purpose of merging with Redmond Capital Corp., a Florida corporation, so as to effect a re-domicile to Delaware.  On January 7, 2008, the Florida corporation and the Delaware corporation signed and filed Articles of Merger with the respective states, pursuant to which the Delaware corporation, was the surviving entity.  The stockholders of record of the Florida corporation received 1 share of new common stock of the Company for every 1 share of the Florida corporation's common stock and 1 share of the Company's Series A Preferred Stock for every 1 share of Redmond Series B Preferred Stock they owned.  The conversion of the Company’s Preferred Stock from Series B Preferred Stock to Series A Preferred Stock was intended to confirm the existence of only one class of Preferred Stock.

Upon the re-incorporation and through the date of this report, the rights and preferences of the Company’s common stock and preferred stock are identified below:

Common stock:

1.	Authorized shares are 500,000,000.
2.	Voting rights are equal to one vote per share of stock.
3.	Par value of $0.000001.

Preferred Stock:

1.	Authorized shares are 10,000,000, 5,000,000 of which have been designated as Series A Preferred Stock.
2.	Voting rights of each share of Series A Preferred Stock are equal to 1,000 shares of common stock.
3.	Each share of Series A Preferred Stock is convertible into 10 shares of common stock.
4.	Par value of $0.000001.

On January 7, 2008, the Company changed its name to Windsor Resource Corp. The name was not meant to be indicative of the Company's business plan or purpose. The Company’s current business plan is to seek, investigate and, if such investigation warrants, acquire an interest in business opportunities presented to it by persons or firms who or which desire to seek the perceived advantages of a publicly traded corporation.

On February 6, 2008, the Company's trading symbol was changed to "WDSR.PK."

On August 28, 2008, the Company effected a 1 for 2,000 reverse split of its common shares and in conjunction with the reverse split, the Company’s trading symbol was changed to “WNDS.PK.”

As of January 15, 2009, the Company is not in negotiations with, nor does it have any agreements with any potential merger candidates.

WINDSOR RESOURCE CORP.
(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEETS
AS OF SEPTEMBER 30, 2008 AND DECEMBER 31, 2007

ASSETS

	2008	2007
Current Assets
Cash	$10,935	$-

Total Assets	$10,935	$-

LIABILITIES AND STOCKHOLDERS' DEFICIT

	2008	2007

Current Liabilities
Related Party Payable (Note 4)	$71,044	$24,766
Accrued Expenses	44,446	13,622
Total Liabilities	$115,490	$38,388

Commitments and Contingencies (Note 6)

Stockholders' Deficit (Note 8)
Preferred Stock - $0.000001 par value, 5,000,000 shares authorized, 0 shares issued and outstanding at September 30, 2008 and December 31, 2007, respectively	-	-
Preferred Stock, Series A - $0.000001 par value, 5,000,000 shares authorized, 2,000,000 shares issued and outstanding at September 30, 2008 and December 31, 2007, respectively	2	2
Common stock, $0.000001 par value, 500,000,000 shares authorized, 148,358 shares issued and outstanding at September 30, 2008 and December 31, 2007, respectively	-	-
Additional Paid in Capital	31,998	31,998
Deficit Accumulated During the Development Stage*	(136,555)	(70,388)
Total Stockholders' Deficit	(104,555)	(38,388)
Total Liabilities and Stockholders' Deficit	$10,935	$-

* Deficit eliminated of $3,836,245 on August 28, 2007.

The accompanying notes are an integral part of these financial statements.

WINDSOR RESOURCE CORP.
 (A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS

	Three Months Ended September 30,		Nine Months Ended September 30,		Cumulative Period From August 28, 2007 (inception of the development stage) to
	2008	2007	2008	2007	September 30, 2008
Net Sales	$-	$-	$-	$-	$-
Cost of Sales	-	-	-	-	-
Gross Profit (loss)	-	-	-	-	-

Operating Expenses
Board Compensation	6,000	-	18,000	-	26,193
Consulting	9,000	-	27,000	-	39,290
Legal Fees	8,247	-	10,270	-	22,580
Other Operating Expenses	6,145	-	10,897	-	48,492

Total Operating Expenses	29,392	-	66,167	-	136,555

Loss from Operations	(29,392)	-	(66,167)	-	(136,555)

Net Loss Before Income Taxes	-	-	-	-	-

Provision for Income Taxes	-	-	-	-	-

Net Loss	$(29,392)	$-	$(66,167)	$-	$(136,555)
Loss Per Common Share
Basic	$(0.20)	$0.00	$(0.45)	$0.00
Diluted	$(0.20)	$0.00	$(0.45)	$0.00
Weighted-Average Shares Used to Compute:
Basic Loss Per Common Share	148,358	7,358	148,358	7,358
Diluted Loss Per Common Share	148,358	7,358	148,358	7,358

The accompanying notes are an integral part of these financial statements.

WINDSOR RESOURCE CORP.
(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended September 30, 2008	Nine Months Ended September 30, 2007	Cumulative Period From August 28, 2007 (inception of the development stage) to September 30, 2008

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss	$(66,167)	$-	$(136,555)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in assets and liabilities
Accrued expenses	30,824	-	44,446
NET CASH USED IN OPERATING ACTIVITIES	(35,343)	-	(92,109)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of stock	-	-	32,000
Proceeds from related party payable	46,278	-	71,044
NET CASH PROVIDED BY FINANCING ACTIVITIES	46,278	-	103,044

EFFECT OF EXCHANGE RATE CHANGES ON CASH	-	-	-

INCREASE IN CASH	10,935	-	10,935

CASH - BEGINNING OF PERIOD	$-	$-	$-
CASH - END OF PERIOD	$10,935	$-	$10,935

Supplemental disclosure:

Cash paid for interest	$-	$-	$-
Cash paid for income taxes	$-	$-	$-

NONCASH INVESTING AND FINANCING ACTIVITIES
Other	$-	$-	$-

The accompanying notes are an integral part of these financial statements.

WINDSOR RESOURCE CORP.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – NATURE OF OPERATIONS

HISTORY

Windsor Resource Corp. (the "Company") was originally incorporated on September 12, 1996 under the name "Minex Minerals, Inc." under the laws of the State of Florida, U.S.A. On February 3, 1999, the Company filed Articles of Amendment effecting the change of the Company's name to Redmond Capital Corp.  On January 7, 2008, the Company re-incorporated in the state of Delaware and changed the Company’s name to Windsor Resource Corp.  The Company was formerly quoted on the NASD OTC Bulletin Board under the symbol "REDM." The Company is currently quoted on the National Quotation Bureau Inc.'s "Pink Sheets" under the symbol "WNDS.PK."

On June 14, 2007, the Circuit Court of the Eleventh Judicial Circuit in and for Miami-Dade County, Florida approved an Order granting the receivership of the Company to Brian Goldenberg. The material terms of the transaction confirmed by the Court generally authorize Mr. Goldenberg to appoint new members to the Company’s board of directors and to take any and all actions on behalf of the Company. In accordance with the Order, Mr. Goldenberg appointed Mark Rentschler as sole interim Director and President of the Company on June 19, 2007.

On August 28, 2007, the Circuit Court confirmed Mr. Goldenberg’s actions to secure all assets and records of the Company and to appoint new members to the Company's board of directors.

The actions authorized by the board of directors include:
  To settle the affairs, collect the outstanding debts, sell and convey the property, real and personal
  To demand, sue for, collect, receive and take into his or their possession all the goods and chattels, rights and credits, moneys and effects, lands and tenements, books, papers, choices in action, bills, notes and property, of every description of the corporation
  To institute suits at law or in equity for the recovery of any estate, property, damages or demands existing in favor of the corporation
  Provided that the authority of the receivership is to continue the business of the corporation and not to liquidate its affairs or distribute its assets
  To exercise the rights and authority of a board of directors and officers in accordance with state law, the articles and bylaws
CHANGE IN CONTROL

On June 19, 2007, Mark Rentschler contributed $32,000 as paid in capital to the Company. The Company is to use these funds to pay the costs and expenses necessary to revive the Company’s business operations. Such expenses include, without limitation, fees to reinstate the Company's corporate charter with the State of Florida; payment of all past due franchise taxes; settling all past due accounts with the Company’s transfer agent; accounting and legal fees; and costs associated with bringing the Company current with its filings with the Securities and Exchange Commission.

On August 28, 2007, in consideration for the capital contribution by Mark Rentschler, the Company agreed to issue Williams Capital Corp., ("WCC"), 141,000 (282,000,000 pre-split) shares of its common stock and 2,000,000 shares of its Series B Preferred Stock. The preferred stock carried voting rights which effectively gave Mr. Rentschler, as managing director of WCC, approximately 99% of the voting rights in the Company's voting securities.  The voting rights also provided that in no event will the preferred stock voting rights consist of less than 51% of the total voting rights in the Company's outstanding common and preferred stock.

NOTE 2 - BASIS OF PRESENTATION

On August 28, 2007, a majority of the stockholders of record of the Company approved a plan of quasi-reorganization which called for restatement of accounts to eliminate the accumulated deficit and related capital accounts on the Company's balance sheet.  The quasi-reorganization was effective August 28, 2007.  Since August 28, 2007, the Company has been in the development stage, and has not commenced principal operations.

The Company is a development stage company as described by Statements of the Financial Accounting Standards Board No. 7 (“SFAS 7”). SFAS states that a business is considered to be in the development stage if it is devoting substantially all of its efforts to establishing a new business and either of the following conditions exists:

1.	Planned principal operations have not commenced.
2.	Planned operations have commenced, but there has been no significant revenue therefrom.

The Company’s management believes the Company is a development stage entity.  The Company intends to merge with another company, however, a candidate has not been identified.  Further, the Company is also exploring various forms of financing and capital structures in order to facilitate a possible merger with a merger candidate. The Company has considered SFAS 7, paragraph 11, footnote 7, and has determined that the Company qualifies as a dormant entity which has been reactivated to undertake development stage operations, and as such, has determined August 28, 2007 to be the inception date of the development stage.

As of September 30, 2008, the Company had a total deficit of $136,555 from operations in pursuit of this objective to merge with another company.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company has a deficit accumulated during the development stage of $136,555 as of September 30, 2008.

The Company is exploring sources to obtain equity or debt financing. The Company intends to participate in one or more as yet unidentified business ventures, which management may select after reviewing the business opportunity for its profit or growth potential.

These condensed interim consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

The interim results of operations are not necessarily indicative of the results to be expected for the fiscal year ending December 31, 2008. The Company’s financial statements contained herein are unaudited and, in the opinion of management, contain all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation of financial position, results of operations and cash flows for the period presented. The Company’s accounting policies and certain other disclosures are set forth in the notes to the consolidated financial statements contained in the Company’s Form S-1 for the years ended December 31, 2007 and 2006 enclosed herewith. These financial statements should be read in conjunction with the Company’s audited consolidated financial statements and notes thereto. The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Reclassifications

Certain amounts for 2007, including the amounts presented for "additional paid in capital," "common stock," and "preferred stock" which have been included within these financial statements have been reclassified in order to conform to the 2008 financial statement presentation.

NOTE 3 - GOING CONCERN

The Company’s financial statements have been prepared on a going concern basis, which contemplates continuity of operations, realization of assets and liquidation of liabilities in the normal course of business. The Company had cumulative losses of $136,555 as of September 30, 2008. The Company continues to incur expenses as a result of being a public company and also during its search for a merger candidate. The ability of the Company to operate as a going concern depends upon its ability to obtain outside sources of working capital and/or generate positive cash flow from operations. Management is aware of these requirements and is undertaking specific measures to address these liquidity concerns. Specifically, the Company has refocused its efforts on suitable merger candidates. The Company believes its outlook is promising and in particular that internal cashflows will improve and sources of external financing will continue to be available upon demand. Notwithstanding the foregoing, there can be no assurance that the Company will be successful in obtaining such financing, that it will have sufficient funds to execute its business plan or that it will generate positive operating results. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

NOTE 4 - RELATED PARTY PAYABLE

The table below details transactions for the related party payable to the Company's President during the nine months ended September 30, 2008:

Beginning balance payable, as of December 31, 2007	$24,766
Accrued board compensation	18,000
Interest accrued on outstanding balance	2,224
Expenses paid on behalf of the Company	26,054
Ending balance payable, as of September 30, 2008	$71,044

Payment terms are undefined.  Interest is accrued at an annualized rate of 10%, calculated on the daily balance outstanding.

NOTE 5 - INCOME TAXES

The FASB has issued Statement of Financial Accounting Standards No. 109 (“SFAS 109”), “Accounting for Income Taxes”, which requires the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred income taxes are recognized for the tax consequences of “temporary differences” by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities.

The Company's net deferred tax asset as of September 30, 2008 and December 31, 2007 consisted of the following:

	September 30, 2008	December 31, 2007
Net operating loss carry forward	$55,000	$28,000
Valuation allowance	(55,000)	(28,000)
Net deferred tax asset	$-	$-

The components of current income tax expense for the nine months ended September 30, 2008 and September 30, 2007, respectively, consisted of the following:

	September 30, 2008	September 30, 2007
Current federal tax expense	$-	$-
Current state tax expense	-	-
Change in NOL benefits	27,000	-
Change in valuation allowance	(27,000)	-
Income tax expense	$-	$-

The following is a reconciliation of the provision for income taxes at the United States federal income tax rate to the income taxes reflected in the Statement of Operations:

	September 30, 2008	September 30, 2007
Tax expense (credit) at statutory rate-federal	(35%)	(35%)
State tax expense net of federal tax	(6%)	(6%)
Changes in valuation allowance	41%	41%
Tax expense at actual rate	0%	0%

NOTE 6 - COMMITMENTS & CONTINGENCIES

As of the date of this report, the Company was not aware of any threatened or pending legal proceedings against it.

NOTE 7 - LOSS PER SHARE

The Company utilizes SFAS No. 128, "Earnings per Share" to calculate gain/loss per share. Basic earnings/loss per share is computed by dividing the earnings/loss available to common stockholders (as the numerator) by the weighted-average number of common shares outstanding (as the denominator). Diluted earnings/loss per share is computed similar to basic earning/loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if all potential common stock (including common stock equivalents) had all been issued, and if such additional common shares were dilutive.

Basic Earning Per Share Computation	September 30, 2008	September 30, 2007

Net Loss	$(66,167)	$-

Loss Available to Common Stockholders	$(66,167)	$-

Basic (Loss) Income per common share	$(0.45)	$-
Weighted-average shares used to compute:
Basic Loss Per Share	148,358	7,358

Diluted Earning Per Share Computation	September 30, 2008	September 30, 2007

Net Loss	$(66,167)	$-

Loss Available to Common Stockholders	$(66,167)	$-

Diluted (Loss) Income per common share	$(0.45)	$-
Weighted-average shares used to compute:
Diluted Loss Per Share	148,358	7,358

Under SFAS No. 128, where there is a loss, the inclusion of additional common shares is anti-dilutive (since the increased number of shares reduces the per share loss available to common stock holders), and if the additional common shares are anti-dilutive, they are not added to the denominator in the calculation.

NOTE 8 – STOCKHOLDERS’ DEFICIT

On January 7, 2008, Windsor Resource Corp. was incorporated in Delaware for the purpose of merging with Redmond Capital Corp., a Florida Corporation, so as to effect a re-domicile to Delaware.  On January 7, 2008, the Florida corporation and the Delaware corporation signed and filed Articles of Merger with the respective states, pursuant to which the Delaware corporation was the surviving entity.  The stockholders of record of the Florida corporation received 1 share of new common stock of the Company for every 1 share of the Florida corporation's common stock and 1 share of the Company's Series A Preferred Stock for every 1 share of Redmond Series B Preferred Stock they owned. All share amounts described within these financial statements have been restated to reflect a 1 for 2,000 reverse split of the Company’s common stock which was effective August 28, 2008.

Upon the re-incorporation and through the date of this report, the rights and preferences of the Company’s common stock and preferred stock are identified below:

Common stock:

1.	Authorized shares are 500,000,000.
2.	Voting rights are equal to one vote per share of stock.
3.	Par value of $0.000001.

Preferred Stock:

1.	Authorized shares are 10,000,000, 5,000,000 of which have been designated as Series A Preferred Stock.
2.	Voting rights of each share of Series A Preferred Stock are equal to 1,000 shares of common stock.
3.	Each share of Series A Preferred Stock is convertible into 10 shares of common stock.
4.	Par value of $0.000001.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

Introduction

The following is a discussion of our financial condition and results of operations. To the extent that our analysis contains statements that are not of a historical nature, these statements are forward-looking statements, which involve risks and uncertainties. The following should be read in conjunction with our financial statements and the related notes included elsewhere in this prospectus.

Critical Accounting Policies

Management's Discussion and Analysis of Financial Condition and Results of Operations is based upon our financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates, including those related to the reported amounts of revenues and expenses, bad debt, investments, intangible assets, income taxes, and contingencies and litigation. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results could differ from these estimates under different assumptions or conditions. We consider the following accounting policies to be critical because the nature of the estimates or assumptions is material due to the levels of subjectivity and judgment necessary to account for highly uncertain matters or the susceptibility of such matters to change or because the impact of the estimates and assumptions on financial condition or operating performance is material.

We believe the following critical accounting policies and procedures, among others, affect our more significant judgments and estimates used in the preparation of our financial statements:

Revenue Recognition

We recognize revenues in the period that services are provided. For revenue from product sales, we recognizes revenue in accordance with Staff Accounting Bulletin No. 104, Revenue Recognition ("SAB104"), which supersedes Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements ("SAB101"). SAB 101 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period that the related sales are recorded. We defer any revenue for which the product has not been delivered or is subject to refund until such time that we and the customer jointly determine that the product has been delivered or no refund will be required.

SAB 104 incorporates Emerging Issues Task Force 00-21 ("EITF 00-21"), Multiple-Deliverable Revenue Arrangements. EITF 00-21 addresses accounting for arrangements that may involve the delivery or performance of multiple products, services and/or rights to use assets. The effect of implementing EITF 00-21 on our consolidated financial position and results of operations was not significant.

Stock-Based Compensation

In December 2004, FASB issued Statement No. 123(R), Share-Based Payment, which establishes accounting standards for transactions in which an entity receives employee services in exchange for (a) equity instruments of the entity or (b) liabilities that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of equity instruments. Effective July 1, 2005, we adopted SFAS 123(R), which requires us to recognize the grant-date fair value of stock options and equity based compensation issued to employees in the statement of operations. The statement also requires that such transactions be accounted for by using the fair-value-based method, thereby eliminating use of the intrinsic method of accounting in APB No. 25, Accounting for Stock Issued to Employees, which was permitted under Statement No. 123, as originally issued.

Income Taxes

We use the asset and liability method of accounting for income taxes. The asset and liability method accounts for deferred income taxes by applying enacted statutory rates in effect for periods in which the difference between the book value and the tax bases of assets and liabilities are scheduled to reverse. The resulting deferred tax asset or liability is adjusted to reflect changes in tax laws or rates. We record a valuation allowance for any deferred tax allowance that we believe will not be realized.

Recent Accounting Pronouncements

In June 2006, the FASB issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes-an interpretation of FASB Statement No. 109 ("FIN 48”), which clarifies the accounting for uncertainty in income tax positions. This Interpretation requires that we recognize in the financial statements the impact of a tax position that is more likely than not to be sustained upon examination based on the technical merits of the position. The provisions of FIN 48 were implemented in fiscal year 2007 and did not impact our financial statements.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS No. 157”). SFAS No. 157 establishes a framework for measuring fair value and expands disclosures about fair value measurements. The changes to current practice resulting from the application of this statement relate to the definition of fair value, the methods used to measure fair value, and the expanded disclosures about fair value measurements. We adopted the provisions of SFAS No. 157 at the date of its inception. The adoption of SFAS No. 157 did not have a material impact on our financial position, results of operations or cash flows, however, this pronouncement may have an effect in the future.

In September 2006, the Securities and Exchange Commission (“SEC”) released Staff Accounting Bulletin No. 108, Considering the Effects of Prior Misstatements in Current Year Financial Statements (”SAB 108”). SAB 108 provides guidance on how the effects of the carry over or reversal of prior year financial statement misstatements should be considered in quantifying a current year misstatement. Prior practice allowed the evaluation of materiality on the basis of (i) the error quantified as the amount by which the current year income statement was misstated (rollover method) or (ii) the cumulative error quantified as the cumulative amount by which the current year balance sheet was misstated (iron curtain method). Reliance on either method in prior years could have resulted in misstatement of the financial statements. The guidance provided in SAB 108 requires both methods to be used in evaluating materiality. Immaterial prior year errors may be corrected with the filing of prior year financial statements after adoption. The cumulative effect of the correction would be reflected in the opening balance sheet with appropriate disclosure of the cause of the error and that error had been deemed to be immaterial in the past. The adoption of this pronouncement did not have any material effects on our financial position, results of operation, or cash flows.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities — Including an Amendment of FASB Statement No. 115,“ (“SFAS No. 159”), which is effective for fiscal years beginning after November 15, 2007. SFAS No. 159 permits an entity to choose to measure many financial instruments and certain other items at fair value at specified election dates. Subsequent unrealized gains and losses on items for which the fair value option has been elected will be reported in earnings. The adoption of this pronouncement did not have any material effects on our financial position, results of operation, or cash flows, however, this pronouncement may have an effect in the future.

In June 2007, the EITF reached a consensus on EITF Issue No. 06-11, “Accounting for Income Tax Benefits on Dividends on Share-Based Payment Awards” (“EITF 06-11”). EITF 06-11 addresses share-based payment arrangements with dividend protection features that entitle employees to receive (a) dividends on equity-classified non-vested shares, (b) dividend equivalents on equity-classified non-vested share units, or (c) payments equal to the dividends paid on the underlying shares while an equity-classified share option is outstanding, when those dividends or dividend equivalents are charged to retained earnings under SFAS 123R and result in an income tax deduction for the employer. A realized income tax benefit from dividends or dividend equivalents that are charged to retained earnings are paid to employees for equity-classified non-vested shares, non-vested equity share units, and outstanding equity share options should be recognized as an increase in additional paid-in capital. The amount recognized in additional paid-in capital for the realized income tax benefit from dividends on those awards should be included in the pool of excess tax benefits available to absorb potential future tax deficiencies on share-based payments. We do not expect the adoption of this pronouncement to have a material impact on our financial position or results of operations.

Results of Operations

COMPARISON OF RESULTS FOR THE YEARS ENDED DECEMBER 31, 2007 AND DECEMBER 31, 2006

Revenue

For the fiscal years ended December 31, 2007 and December 31, 2006, we generated no revenue.  We are completely dependent upon the willingness of our management to fund the costs associated with our reporting obligations under the Exchange Act, and other administrative costs associated with our corporate existence.

Cost of Goods Sold

We did not incur any cost of goods sold expenses for the fiscal years ended December 31, 2007 and December 31, 2006.

Expenses

During the fiscal year ended December 31, 2007, we incurred total operating expenses of $70,388 which was comprised of $8,193 in board of directors’ compensation, $12,290 in consulting fees, $12,310 in legal fees, and $37,595 in other operating expenses associated with reporting obligations and administrative costs associated with maintaining our corporate standing.  We did not incur any operating expenses for the fiscal year ended December 31, 2006.

Net Income/Loss

Our net loss for the fiscal year ended December 31, 2007, was $70,388, which can be attributed to costs and expenses associated with maintaining our corporate standing.  We had a net loss of $0 for the previous fiscal year ended December 31, 2006.

COMPARISON OF RESULTS FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 2008 AND SEPTEMBER 30, 2007

Revenue

During the nine month periods ended September 30, 2008 and September 30, 2007, we generated no revenue.

Cost of Goods Sold

Since we currently do not conduct any business operations we have not incurred any cost of goods sold expenses for the nine month periods ended September 30, 2008 and September 30, 2007.

Expenses

During the nine month period ended September 30, 2008, we incurred total operating expenses of $66,167 which was comprised of $18,000 in board of directors compensation, $27,000 in consulting fees, $10,270 in legal fees, and $10,897 in other operating expenses associated with reporting obligations and administrative costs associated with maintaining our corporate standing.  We did not incur any operating expenses for the nine month period ended September 30, 2007.

Net Income/Loss

Our net loss for the nine month period ended September 30, 2008, was $66,167, which can be attributed to costs and expenses associated with maintaining our corporate standing.  We had a net loss of $0 for the nine month period ended September 30, 2007.

LIQUIDITY AND CAPITAL RESOURCES

During the fiscal year ended December 31, 2007, we received advances totaling $16,013 from Mark Rentschler.  We depend on funding provided by management to pay our professional fees and expenses. Although we believe management will continue to provide us with funding on an as needed basis, we do not have a written agreement requiring such funding. In addition, we anticipate that future management funding will likely be in the form of loans which we will be obligated to pay back.

The board of directors has determined that, subject to stockholder approval, our best course of action is to complete a business combination with an existing business. We have limited liquidity or capital resources and as of September 30, 2008, we have minimal cash or other assets under our control. If we cannot complete a merger or acquisition and cannot obtain capital needs for ongoing expenses, including expenses related to maintaining compliance with the securities laws and filing requirements of the Exchange Act, we could be forced to cease operations.

Ongoing Operations

We currently plan to satisfy our cash requirements for the next 12 months by borrowing from our officer and director or companies affiliated with our officer and director and believe we can satisfy our cash requirements so long as we are able to obtain financing from these affiliated entities. We intend to use the cash borrowed during the next 12 months to satisfy our operating costs, professional fees and for general corporate purposes. We may explore alternative financing sources, although, to date, we have not done so. We intend to use our limited personnel and financial resources in connection with seeking new business opportunities, including seeking an acquisition or merger with an existing operating company.  It is possible that entering into a new business opportunity or business combination will involve the issuance of a substantial number of restricted shares of common stock. If such additional restricted shares of common stock are issued, our stockholders will experience a dilution in their ownership interest in our Company. If a substantial number of restricted shares are issued in connection with a business combination, a change in control may occur.

In connection with our plan to seek new business opportunities and/or effect a business combination, we may decide to seek to raise funds from the sale of restricted stock or debt securities. We have no agreements to issue any debt or equity securities and cannot predict whether equity or debt financing will become available at acceptable terms, if at all.

Our Certificate of Incorporation, as amended, does not limit our ability to borrow funds or raise funds through the issuance of restricted common stock to effect a business combination. Our limited resources and lack of recent operating history may make it difficult to borrow funds or raise capital. Such inability to borrow funds or raise funds through the issuance of restricted common stock required to effect or facilitate a business combination may have a material adverse effect on our financial condition and future prospects, including the ability to complete a business combination. To the extent that debt financing ultimately proves to be available, any borrowing will subject us to various risks traditionally associated with indebtedness, including the risks of interest rate fluctuations and insufficiency of cash flow to pay principal and interest, including debt of an acquired business.

OFF-BALANCE SHEET ARRANGEMENTS

We currently have no off-balance sheet arrangements that have or are reasonably likely to have a current or future material effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no disagreements with our independent public accountant, J. Crane, CPA P.C., in regards to accounting and financial disclosure.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the name, age, and positions of our sole officer and director:

Name	Age	Positions Held

Mark Rentschler	51	Chief Executive Officer, Interim Chief Financial Officer, President, Secretary, Treasurer, Director

Pursuant to our Bylaws, our directors are elected to serve until the next annual meeting of stockholders and until their respective successors have been elected and qualified. Officers are not elected for a fixed term of office but hold office until their successors have been elected.

The following is information on the business experience of our sole officer and director:

Mark Rentschler has served as our Chief Executive Officer, Interim Chief Financial Officer, President, Secretary, Treasurer and director since June 19, 2007.  Since 2002, Mr. Rentschler has been employed as a consultant, assisting corporations with the implementation of internal procurement programs and the development of supplier diversity programs.  He specializes in developing procurement standards for purchased products and procedures for reviewing, approving and implementing those standards.  Mr. Rentschler received his Bachelors of Science in Fundamental Science from Lehigh University, Bethlehem, PA in 1979, and his Ph.D. in Geology from Stanford University, Stanford, CA, in 1989.

EXECUTIVE COMPENSATION

Summary Compensation

The following table shows the compensation paid or accrued during the fiscal years ended December 31, 2007 and 2006 to our principal executive officer. No other officer was employed by our Company during the fiscal year ended December 31, 2007. The executive officer named in the summary compensation table below is referred to herein as our “named executive officer.”

Summary Compensation Table for the Fiscal Years Ended December 31, 2007 and 2006

Name and principal position	Year	Salary ($)	Total ($)

(a)	(b)	(c)	(j)
Mark Rentschler, Principal Executive Officer	2007	8,193(1)	8,193
	2006	0	0

(1)    In addition to serving as our sole executive officer, Mark Rentschler has also served as our sole director since June 19, 2007.  As compensation for his services as director, Mr. Rentschler is entitled to receive $2,000 per month but he has agreed to defer all compensation until such time as we successfully complete a transaction with a merger candidate. During the fiscal year ended December 31, 2007, the total amount earned and deferred was $8,193.  Board compensation is expensed each month and is included in the related party payable balance in the balance sheets.

Narrative to Summary Compensation Table

We have not paid any executive compensation to our named executive officer in the last two fiscal years and through September 30, 2008.   As of January 15, 2009, we do not have any plans to pay executive compensation and there are no employment agreements in effect.

Outstanding Equity Awards at Fiscal Year-End

As of December 31, 2007, the last day of our most recently completed fiscal year, our named executive officer has no outstanding equity awards.

Director Compensation

Since our sole director, Mark Rentschler, is also a named executive officer, his compensation for service as a director has been included in the above Summary Compensation Table and has therefore been omitted from this section pursuant to Regulation S-K, Item 402(r)(2)(i).  Except as described in the Summary Compensation Table, no other director compensation has been paid during the fiscal year ended December 31, 2007.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of January 15, 2009, the number and percentage of outstanding shares of common stock which, according to the information supplied to us, were beneficially owned by (i) our director, (ii) our named executive officer, (iii) all current directors and executive officers as a group, and (iv) each person who, to our knowledge, is the beneficial owner of more than 5% of our outstanding common stock. Except as otherwise indicated, the persons named in the table below have sole voting and dispositive power with respect to all shares beneficially owned, subject to community property laws where applicable.

Title of class	Name and address of beneficial owner (1)	Amount and nature of beneficial ownership	Percent of class (2)

Common	Mark Rentschler (3)	20,141,000	90.9%

Common	Williams Capital Corp. (3)	20,141,000	90.9%

Common	Double Bay Funding, Inc. (4) 17004 NW Hwy 225 Reddick, FL 32686	2,000,000	93.1%

Common	Officers and directors as a group (1 person)	20,141,000	90.9%

(1)    Unless otherwise indicated in the table above, the address of each beneficial owner is c/o Windsor Resource, Corp., 2202 N. West Shore Blvd., Suite 200, Tampa, FL 33607.

(2)    Based on 2,148,358 shares of common stock outstanding as of January 15, 2009.

(3)    Williams Capital Corp.’s beneficial ownership is comprised of 141,000 shares of common stock and 2,000,000 shares of Series A Preferred Stock which are convertible into 20,000,000 shares of common stock.  As the managing director of Williams Capital Corp., Mr. Rentschler has voting and dispositive control over its securities.

(4)    Double Bay Funding, Inc. owns 2,000,000 shares of common stock.  As principal, Damian Guthrie has voting and dispositive control over the shares.

As of January 15, 2009, there are no arrangements known to management which may result in a change in control of our Company.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS AND DIRECTOR INDEPENDENCE

On June 19, 2007, we received $32,000 from Mark Rentschler, our sole officer and director.   On August 28, 2007, in consideration for this capital contribution by Mark Rentschler, we agreed to issue Williams Capital Corp., a company for which Mr. Rentschler serves as the managing director, 282,000,000 shares of our common stock and 2,000,000 shares of our Series B Preferred Stock. The preferred stock carried voting rights which effectively gave Williams Capital Corp. approximately 99% of the voting rights in our outstanding common stock and 100% of the voting rights in our outstanding preferred stock at the time of issuance.  On January 7, 2008, we effected a re-domicile to Delaware and changed our name to Windsor Resource Corp.  The common shares Williams Capital Corp. owned in the Florida corporation were exchanged on a 1 for 1 basis into common shares of Windsor Resource Corp. and the 2,000,000 shares of Series B Preferred Stock he held in the Florida corporation were exchanged for 2,000,000 shares of our Series A Preferred Stock. Effective August 28, 2008, we effected a 1 for 2,000 reverse split of our common stock.

Director Independence

Our sole director is not “independent,” as defined under the standards of independence set forth in Marketplace Rule 4200(a)(15) of the NASDAQ Stock Market. We are currently traded on the Pink Sheets.  The Pink Sheets do not require that a majority of our Board be independent. We do not have any outside directors.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Delaware General Corporation Law, our Bylaws, and our Certificate of Incorporation. We have been advised that, in the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of the registration of securities under this prospectus are denoted below. Please note that all amounts are estimates other than the Commission’s registration fee.

Amount to be paid
SEC Registration Fee	$1.35
Transfer agent fees	$2,000.00
Accounting fees and expenses	$5,500.00
Legal fees and expenses	$7,500.00
Miscellaneous (including EDGAR filing fees)	$1,000.65

Total	$16,002.00

We will pay all expenses of the offering listed above from cash on hand. No portion of these expenses will be borne by the selling stockholders.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

We are organized under the laws of the State of Delaware. Our Certificate of Incorporation, as amended, contains a provision eliminating the personal liability of directors to our Company or our stockholders for monetary damages for breach of fiduciary duty to the fullest extent provided by the Delaware General Corporation Law.

Section 145 of the Delaware General Corporation Law permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Section 102(b)(7) of the Delaware General Corporation Law provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director:

(1)	for any breach of the director’s duty of loyalty to the corporation or its stockholders,

(2)	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

(3)	under Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the Delaware General Corporation Law, or

(4)	for any transaction from which the director derived an improper personal benefit.

RECENT SALES OF UNREGISTERED SECURITIES

On August 28, 2007, we agreed to issue Williams Capital Corp. 282,000,000 shares of our common stock and 2,000,000 shares of our Series B Preferred Stock as consideration for the $32,000 in capital contributions paid by Mark Rentschler to our Company.

On January 7, 2008, we effected a re-domicile to Delaware and changed our name to Windsor Resources Corp.  The common shares Williams Capital Corp. owned in the Florida corporation were exchanged on a 1 for 1 basis into 282,000,000 common shares of Windsor Resource Corp. and the 2,000,000 Series B Preferred Stock he held in the Florida corporation were exchanged for 2,000,000 shares of our Series A Preferred Stock.

On November 3, 2008, we agreed to issue Double Bay Funding, Inc., 2,000,000 shares of common stock as consideration for $10,000 in capital contributions paid to our Company.

With respect to the issuances of our securities described above, we relied on the Section 4(2) exemption from securities registration under the federal securities laws for transactions not involving any public offering. No advertising or general solicitation was employed in offering the securities. The securities were issued to accredited investors. The securities were offered for investment purposes only and not for the purpose of resale or distribution and the transfer thereof was appropriately restricted by us.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibits

The following exhibits are filed as part of this Registration Statement:

3.1	Certificate of Incorporation, dated January 7, 2008 (filed herewith).

3.2	Restated By-Laws, dated January 7, 2008 (filed herewith).

3.3	Certificate of Amendment of the Certificate of Incorporation, dated August 18, 2008 (filed herewith).

3.4	Certificate of Amendment of the Certificate of Incorporation, as amended, dated November 24, 2008 (filed herewith).

3.5	Certificate of Designation of Series A Convertible Preferred Stock, dated November 24, 2008 (filed herewith).

5.1*	Legal Opinion of Amy M. Trombly, Esq.

21.1	Subsidiaries of the Company (filed herewith).

23.1
Consent of J. Crane, CPA P.C. regarding audited financial statements for the years ended December 31, 2007 and December 31, 2006, and the periods ended September 30, 2008 and September 30, 2007 (filed herewith).

23.2*	Consent of Amy M. Trombly (incorporated in Exhibit 5.1).

* to be filed by amendment

Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

UNDERTAKINGS

(a)  The undersigned registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)  To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)  That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  That, for the purposes of determining liability under the Securities Act of 1933 to any purchaser

(A)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§230.424(b)(3) of this chapter) shall be deemed to be part of this registration as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), (b)(7) (§230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§230.415(a) (1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be a part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in this prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however; that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Tampa, State of Florida, on January 16, 2009.

WINDSOR RESOURCE CORP.

By:	/s/ Mark Rentschler
Mark Rentschler
President, Chief Executive Officer,
Interim Chief Financial Officer and Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates indicated.

/s/ Mark Rentschler

Mark Rentschler
President, Chief Executive Officer,
Interim Chief Financial Officer and Principal
Accounting Officer

Date:  January 16, 2009